EXHIBIT 99.1

Itron Announces Third Quarter 2026 Financial Results

LIBERTY LAKE, Wash., Oct. 27, 2026 (GLOBE NEWSWIRE) -- Itron, Inc. (NASDAQ: ITRI), which is innovating new ways for utilities and cities to manage energy and water, announced today financial results for its third quarter ended September 30, 2026. Key results for the quarter include (compared with the third quarter of 2025):

  Revenue of $599 million, increased 3%;
  Annual recurring revenue of $423 million, increased 25%;
  GAAP net income attributable to Itron, Inc. of $71 million, increased $6 million;
  GAAP diluted earnings per share of $1.61, increased $0.20 per share;
  Non-GAAP diluted EPS of $1.94, increased $0.40 per share;
  Adjusted EBITDA of $115 million, increased 18%; and
  Free cash flow of $96 million, decreased $18 million.

“Itron delivered a strong third quarter, with revenue returning to growth at the top end of our outlook, record adjusted EBITDA, and earnings well ahead of our expectations — demonstrating the earnings leverage of our stronger operating model,” said Tom Deitrich, Itron’s President and CEO. “Utilities’ needs for capacity, reliability, resiliency, and affordability continue to drive demand for our technology, while our expanding software and services portfolio is supporting recurring revenue growth.”

Summary of Third Quarter Consolidated Financial Results
(All comparisons made are against the prior year period unless otherwise noted)

Revenue
Total third quarter revenue of $599 million compared to $582 million in the prior year. The increase was driven primarily by growth in Outcomes and the contribution from Resiliency Solutions.

Device Solutions revenue decreased 2%, or 1% in constant currency due to lower legacy gas product sales.

Networked Solutions revenue decreased 1% due to the timing of project deployments.

Outcomes revenue increased 9% due to higher services revenue.

Resiliency Solutions revenue was $16 million.

Adjusted Gross Margin
Itron's third quarter adjusted gross margin of 41.3% increased 350 basis points from the prior year due to customer and product mix as well as operational efficiencies.

Operating Expenses and Operating Income
GAAP operating expenses of $149 million increased $12 million and non-GAAP operating expenses of $141 million increased $10 million from the prior year due to the Urbint and Locusview acquisitions.

GAAP operating income of $95 million was $14 million higher due to higher gross profit.

Non-GAAP operating income of $107 million was $18 million higher than the prior year due to higher gross profit, partially offset by higher operating expenses.

Net Income and Earnings per Share (EPS)
Net income attributable to Itron, Inc. for the quarter was $71 million, or $1.61 per diluted share, compared with net income attributable to Itron, Inc. of $66 million, or $1.41 per diluted share in 2025. The increase was driven by higher operating income.

Non-GAAP net income attributable to Itron, Inc., which excludes the expenses associated with amortization of intangible assets, amortization of debt placement fees, restructuring, loss on sale of business, strategic initiative expense, acquisition and integration related expenses, gain on the sale of equity method investments, and the tax effect of excluding these expenses, was $86 million, or $1.94 per diluted share, compared with $72 million, or $1.54 per diluted share, in 2025. The increase was driven by higher non-GAAP operating income and lower non-GAAP taxes.

Cash Flow
Net cash provided by operating activities was $102 million in the third quarter compared with $118 million in the prior year. Free cash flow was $96 million in the third quarter compared with $113 million in the prior year. The decrease in free cash flow was primarily due to changes in working capital, higher cash tax payments and lower interest income.

Other Measures

Total backlog at quarter end was $4.3 billion and bookings during the quarter totaled $482 million.

Q4 and Updated Full Year 2026 Outlook

Fourth Quarter 2026 financial outlook:

  Revenue between $621 and $636 million
  Non-GAAP diluted EPS between $1.70 and $1.80

Updated Full Year 2026 financial outlook:

  Revenue between $2.37 and $2.385 billion
  Non-GAAP diluted EPS between $6.72 and $6.82

Earnings Conference Call
Itron will host a conference call to discuss the financial results contained in this release at 10:00 a.m. EDT on October 27, 2026. Interested parties may listen to the conference call on a live webcast. The webcast, along with a supplemental presentation, may be accessed from the company’s website at https://investors.itron.com/events-presentations. Participants should access the webcast 10 minutes prior to the start of the call. A webcast replay of the conference call may be accessed on the company's website at https://investors.itron.com/events-presentations.

About Itron
Itron is a proven global leader in energy, water, smart city, IIoT and intelligent infrastructure services. For utilities, cities and society, we build innovative systems, create new efficiencies, connect communities, encourage conservation and increase resourcefulness. By safeguarding our invaluable natural resources today and tomorrow, we improve the quality of life for people around the world. Join us: www.itron.com

Itron® and the Itron Logo are registered trademarks of Itron, Inc. in the United States and other countries and regions. All third-party trademarks are property of their respective owners and any usage herein does not suggest or imply any relationship between Itron and the third party unless expressly stated.

Cautionary Note Regarding Forward Looking Statements
This release contains, and our officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical factors nor assurances of future performance. These statements are based on our expectations about, among others, revenues, operations, financial performance, earnings, liquidity, earnings per share, cash flows and restructuring activities including headcount reductions and other cost savings initiatives. This document reflects our current strategy, plans and expectations and is based on information currently available as of the date of this release. When we use words such as "expect", "intend", "anticipate", "believe", "plan", "goal", "seek", "project", "estimate", "future", "strategy", "objective", "may", "likely", "should", "will", "will continue", and similar expressions, including related to future periods, they are intended to identify forward-looking statements. Forward-looking statements rely on a number of assumptions and estimates. Although we believe the estimates and assumptions upon which these forward-looking statements are based are reasonable, any of these estimates or assumptions could prove to be inaccurate and the forward-looking statements based on these estimates and assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Therefore, you should not rely on any of these forward-looking statements. Some of the factors that we believe could affect our results include our ability to execute on our restructuring plans, our ability to achieve estimated cost savings, the rate and timing of customer demand for our products, rescheduling of current customer orders, changes in estimated liabilities for product warranties, adverse impacts of litigation, changes in laws, regulations, tariffs, sanctions, trade policies and retaliatory responses, our dependence on new product development and intellectual property, future acquisitions, changes in estimates for stock-based and bonus compensation, increasing volatility in foreign exchange rates, international business risks, uncertainties caused by adverse economic conditions, including without limitation those resulting from extraordinary events or circumstances and other factors that are more fully described in Part I, Item 1A: Risk Factors included in our Annual Report on Form 10-K for the year ended Dec 31, 2025 and other reports on file with the Securities and Exchange Commission. Itron undertakes no obligation to update or revise any information in this press release.

Non-GAAP Financial Information
To supplement our consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States (GAAP), we use certain adjusted or non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share (EPS), adjusted EBITDA, free cash flow, adjusted gross profit, adjusted operating income, and constant currency. We provide these non-GAAP financial measures because we believe they provide greater transparency and represent supplemental information used by management in its financial and operational decision making. We exclude certain costs in our non-GAAP financial measures as we believe the net result is a measure of our core business. We believe these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. Non-GAAP performance measures should be considered in addition to, and not as a substitute for, results prepared in accordance with GAAP. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. Our non-GAAP financial measures may be different from those reported by other companies. When providing future outlooks and/or earnings guidance, a reconciliation of forward-looking non-GAAP diluted EPS to the GAAP diluted EPS has not been provided because we are unable to predict with reasonable certainty the potential amount or timing of restructuring related expenses and their related tax effects without unreasonable effort. These costs are uncertain, depend on various factors and could have a material impact on GAAP results for the guidance period. A more detailed discussion of why we use non-GAAP financial measures, the limitations of using such measures, and reconciliations between non-GAAP and the nearest GAAP financial measures are included in this press release.

For additional information, contact:

Itron, Inc.

Paul Vincent
Vice President, Investor Relations
(512) 560-1172

Stephanie Tarlton, CFA
Principal, Investor Relations
(512) 676-8365
Investors@itron.com

Itron, Inc.

  LinkedIn: https://www.linkedin.com/company/itroninc
  X: https://x.com/ItronInc
  Newsroom: https://na.itron.com/newsroom
  Blog: https://blogs.itron.com

ITRON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues
Product revenues	$489,002	$494,323	$1,420,265	$1,534,648
Service revenues	110,331	87,302	328,952	260,889
Total revenues	599,333	581,625	1,749,217	1,795,537
Cost of revenues
Product cost of revenues	302,831	319,238	883,732	1,003,074
Service cost of revenues	51,632	42,842	153,656	132,081
Total cost of revenues	354,463	362,080	1,037,388	1,135,155
Gross profit	244,870	219,545	711,829	660,382

Operating expenses
Sales, general and administrative	84,067	83,139	279,146	257,665
Research and development	56,957	50,032	168,097	153,932
Amortization of intangible assets	8,460	4,403	25,110	13,425
Restructuring	(102)	188	345	872
Loss on sale of business	—	—	—	79
Total operating expenses	149,382	137,762	472,698	425,973

Operating income	95,488	81,783	239,131	234,409
Other income (expense)
Interest income	7,194	13,569	19,107	37,582
Interest expense	(5,863)	(5,647)	(17,440)	(16,888)
Other income (expense), net	202	996	3,624	1,359
Total other income (expense)	1,533	8,918	5,291	22,053

Income before income taxes	97,021	90,701	244,422	256,462
Income tax provision	(25,750)	(24,478)	(66,092)	(56,137)
Net income	71,271	66,223	178,330	200,325
Net income (loss) attributable to noncontrolling interests	(98)	610	230	898
Net income attributable to Itron, Inc.	$71,369	$65,613	$178,100	$199,427

Net income per common share - Basic	$1.63	$1.43	$4.03	$4.38
Net income per common share - Diluted	$1.61	$1.41	$3.97	$4.30

Weighted average common shares outstanding - Basic	43,812	45,746	44,210	45,574
Weighted average common shares outstanding - Diluted	44,411	46,660	44,827	46,405

ITRON, INC.
SEGMENT INFORMATION

(Unaudited, in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Product revenues
Device Solutions	$101,189	$103,097	$335,857	$340,423
Networked Solutions	359,581	365,378	989,929	1,119,381
Outcomes	27,276	25,848	92,031	74,844
Resiliency Solutions	956	—	2,448	—
Total Company	$489,002	$494,323	$1,420,265	$1,534,648

Service revenues
Device Solutions	$331	$525	$1,485	$1,830
Networked Solutions	29,921	28,324	89,474	85,987
Outcomes	64,965	58,453	192,519	173,072
Resiliency Solutions	15,114	—	45,474	—
Total Company	$110,331	$87,302	$328,952	$260,889

Total revenues
Device Solutions	$101,520	$103,622	$337,342	$342,253
Networked Solutions	389,502	393,702	1,079,403	1,205,368
Outcomes	92,241	84,301	284,550	247,916
Resiliency Solutions	16,070	—	47,922	—
Total Company	$599,333	$581,625	$1,749,217	$1,795,537

Adjusted gross profit
Device Solutions	$35,900	$32,007	$118,678	$103,351
Networked Solutions	162,685	154,761	450,912	460,718
Outcomes	36,902	32,777	114,306	96,313
Resiliency Solutions	11,953	—	35,568	—
Total Company	$247,440	$219,545	$719,464	$660,382

Adjusted segment operating income
Device Solutions	$28,851	$24,875	$97,264	$80,800
Networked Solutions	130,420	121,880	352,617	358,988
Outcomes	18,828	16,806	61,725	46,823
Resiliency Solutions	4,213	—	12,920	—
Total Company	$182,312	$163,561	$524,526	$486,611

Adjusted Gross Margin	41.3%	37.7%	41.1%	36.8%

ITRON, INC.
CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)	September 30, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$840,323	$1,020,397
Accounts receivable, net	380,063	367,794
Inventories	280,972	242,886
Other current assets	182,972	191,241
Total current assets	1,684,330	1,822,318

Property, plant, and equipment, net	120,634	112,193
Deferred tax assets, net	258,787	265,183
Other long-term assets	61,870	63,352
Operating lease right-of-use assets, net	45,937	29,341
Intangible assets, net	255,052	83,337
Goodwill	1,690,417	1,344,983
Total assets	$4,117,027	$3,720,707

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$193,960	$156,288
Other current liabilities	40,568	58,864
Wages and benefits payable	104,800	122,245
Taxes payable	27,687	16,618
Current portion of debt, net	—	459,522
Current portion of warranty	9,847	10,868
Unearned revenue	218,971	187,822
Total current liabilities	595,833	1,012,227

Long-term debt, net	1,577,039	788,805
Long-term warranty	7,200	7,350
Pension benefit obligation	59,804	61,998
Deferred tax liabilities, net	1,413	623
Operating lease liabilities	40,907	19,623
Other long-term obligations	115,519	91,885
Total liabilities	2,397,715	1,982,511

Equity
Common stock	1,485,168	1,661,350
Accumulated other comprehensive loss, net	(76,271)	(56,505)
Retained earnings	289,851	111,751
Total Itron, Inc. shareholders' equity	1,698,748	1,716,596
Noncontrolling interests	20,564	21,600
Total equity	1,719,312	1,738,196
Total liabilities and equity	$4,117,027	$3,720,707

ITRON, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)	Nine Months Ended September 30,
	2026	2025
Operating activities
Net income	$178,330	$200,325
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	55,602	36,221
Non-cash operating lease expense	9,889	8,856
Stock-based compensation	44,527	47,819
Amortization of prepaid debt fees	5,765	5,401
Deferred taxes, net	(5,062)	48,860
Loss on sale of business	—	79
Restructuring, non-cash	462	(25)
Other adjustments, net	(3,248)	(531)
Changes in operating assets and liabilities, net of acquisition and sale of business:
Accounts receivable	(6,664)	(12,127)
Inventories	(40,344)	19,828
Other current assets	5,705	(40,295)
Other long-term assets	161	6,918
Accounts payable, other current liabilities, and taxes payable	27,932	(5,959)
Wages and benefits payable	(20,534)	(30,801)
Unearned revenue	32,960	34,320
Warranty	(1,141)	(2,404)
Restructuring	(8,345)	(16,445)
Other operating, net	(450)	(13,409)
Net cash provided by operating activities	275,545	286,631

Investing activities
Net proceeds related to the sale of business	—	278
Acquisitions of property, plant, and equipment	(19,540)	(15,077)
Business acquisitions, net of cash and cash equivalents acquired	(514,888)	—
Other investing, net	3,098	(1,995)
Net cash used in investing activities	(531,330)	(16,794)

Financing activities
Proceeds from borrowings	805,000	—
Payments on debt	(460,000)	—
Issuance of common stock	2,788	6,332
Payments on call spread for convertible offering	(92,817)	—
Repurchase of common stock	(152,234)	—
Prepaid debt fees	(21,600)	(2,207)
Other financing, net	(2,006)	(2,288)
Net cash provided by financing activities	79,131	1,837

Effect of foreign exchange rate changes on cash and cash equivalents	(3,420)	9,033
Increase (decrease) in cash and cash equivalents	(180,074)	280,707
Cash and cash equivalents at beginning of period	1,020,397	1,051,237
Cash and cash equivalents at end of period	$840,323	$1,331,944

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared in accordance with GAAP, we use certain non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, adjusted EBITDA, free cash flow, adjusted gross profit, adjusted operating income, and constant currency. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and other companies may define such measures differently. For a reconciliation of each non-GAAP measure to the most comparable financial measure prepared and presented in accordance with GAAP, please see the table captioned Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures.

We use these non-GAAP financial measures for financial and operational decision making and/or as a means for determining executive compensation. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and ability to service debt by excluding certain expenses that may not be indicative of our recurring core operating results. These non-GAAP financial measures facilitate management's internal comparisons to our historical performance, as well as comparisons to our competitors' operating results. Our executive compensation plans exclude non-cash charges related to amortization of intangibles and depreciation of property, plant, and equipment and certain discrete cash and non-cash charges, such as restructuring, loss on sale of business, strategic initiative expenses, or acquisition and integration related expenses. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because they provide greater transparency with respect to key metrics used by management in its financial and operational decision making and because they are used by our institutional investors and the analyst community to analyze the health of our business.

Non-GAAP operating expenses and non-GAAP operating income – We define non-GAAP operating expenses as operating expenses excluding certain expenses related to the amortization of intangible assets, restructuring, loss on sale of business, strategic initiative expenses, and acquisition and integration related expenses. We define non-GAAP operating income as operating income excluding the expenses related to the amortization of intangible assets, restructuring, loss on sale of business, strategic initiative expenses, and acquisition and integration related expenses. Acquisition and integration related expenses include costs, which are incurred to affect and integrate business combinations, such as professional fees; certain employee retention and salaries related to integration; employee severance; contract terminations; travel costs related to knowledge transfer; system conversion costs; and asset impairment charges. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of expenses that are not related to our core operating results. By excluding these expenses, we believe that it is easier for management and investors to compare our financial results over multiple periods and analyze trends in our operations. For example, in certain periods, expenses related to amortization of intangible assets may decrease, which would improve GAAP operating margins, yet the improvement in GAAP operating margins due to this lower expense is not necessarily reflective of an improvement in our core business. There are some limitations related to the use of non-GAAP operating expenses and non-GAAP operating income versus operating expenses and operating income calculated in accordance with GAAP. We compensate for these limitations by providing specific information about the GAAP amounts excluded from non-GAAP operating expense and non-GAAP operating income and evaluating non-GAAP operating expense and non-GAAP operating income together with GAAP operating expense and operating income.

Non-GAAP net income and non-GAAP diluted EPS – We define non-GAAP net income as net income attributable to Itron, Inc. excluding the expenses associated with amortization of intangible assets, amortization of debt placement fees, restructuring, loss on sale of business, strategic initiative expenses, acquisition and integration related expenses, gain on sale of equity method investment, and the tax effect of excluding these expenses. We define non-GAAP diluted EPS as non-GAAP net income divided by diluted weighted-average shares outstanding during the period calculated on a GAAP basis and then reduced to reflect any anti-dilutive impact of the convertible notes hedge transactions. We consider these financial measures to be useful metrics for management and investors for the same reasons that we use non-GAAP operating income. The same limitations described above regarding our use of non-GAAP operating income apply to our use of non-GAAP net income and non-GAAP diluted EPS. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP measures and evaluating non-GAAP net income and non-GAAP diluted EPS together with GAAP net income attributable to Itron, Inc. and GAAP diluted EPS.

For interim periods the budgeted annual effective tax rate (AETR) is used, adjusted for any discrete items, as defined in Accounting Standards Codification (ASC) 740 - Income Taxes. The budgeted AETR is determined at the beginning of the fiscal year. The AETR is revised throughout the year based on changes to our full-year forecast. If the revised AETR increases or decreases by 200 basis points or more from the budgeted AETR due to changes in the full-year forecast during the year, the revised AETR is used in place of the budgeted AETR beginning with the quarter the 200 basis point threshold is exceeded and going forward for all subsequent interim quarters in the year. We continue to assess the AETR based on latest forecast throughout the year and use the most recent AETR any time it increases or decreases by 200 basis points or more from the prior interim period.

Adjusted EBITDA – We define adjusted EBITDA as net income (a) minus interest income and gain on sale of equity method investment, (b) plus interest expense, depreciation and amortization, restructuring, loss on sale of business, strategic initiative expenses, acquisition and integration related expenses, and (c) excluding income tax provision or benefit. Management uses adjusted EBITDA as a performance measure for executive compensation. A limitation to using adjusted EBITDA is that it does not represent the total increase or decrease in the cash balance for the period and the measure includes some non-cash items and excludes other non-cash items. Additionally, the items that we exclude in our calculation of adjusted EBITDA may differ from the items that our peer companies exclude when they report their results. We compensate for these limitations by providing a reconciliation of this measure to GAAP net income.

Free cash flow – We define free cash flow as net cash provided by operating activities less cash used for acquisitions of property, plant and equipment. We believe free cash flow provides investors with a relevant measure of liquidity and a useful basis for assessing our ability to fund our operations and repay our debt. The same limitations described above regarding our use of adjusted EBITDA apply to our use of free cash flow. We compensate for these limitations by providing specific information regarding the GAAP amounts in the reconciliation.

Adjusted gross profit – We define adjusted gross profit as gross profit excluding the amortization expense of core-developed technology intangible assets.

Adjusted operating income – We define adjusted operating income as operating income excluding the amortization of core-developed technology intangible assets.

Constant currency – We refer to the impact of foreign currency exchange rate fluctuations in our discussions of financial results, which references the differences between the foreign currency exchange rates used to translate operating results from the entity's functional currency into U.S. dollars for financial reporting purposes. We also use the term "constant currency", which represents financial results adjusted to exclude changes in foreign currency exchange rates as compared with the rates in the comparable prior year period. We calculate the constant currency change as the difference between the current period results and the comparable prior period's results restated using current period foreign currency exchange rates.

The tables below reconcile the non-GAAP financial measures of operating expenses, operating income, net income, diluted EPS, adjusted EBITDA, and free cash flow with the most directly comparable GAAP financial measures.

ITRON, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share data)
TOTAL COMPANY RECONCILIATIONS	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
NON-GAAP OPERATING EXPENSES
GAAP operating expenses	$149,382	$137,762	$472,698	$425,973
Amortization of intangible assets(1)	(8,460)	(4,403)	(25,110)	(13,425)
Restructuring	102	(188)	(345)	(872)
Loss on sale of business	—	—	—	(79)
Strategic initiative	(133)	(1,566)	(608)	(1,566)
Acquisition and integration	(245)	(1,286)	(7,474)	(1,370)
Non-GAAP operating expenses	$140,646	$130,319	$439,161	$408,661

NON-GAAP OPERATING INCOME
GAAP operating income	$95,488	$81,783	$239,131	$234,409
Amortization of intangible assets	11,030	4,403	32,745	13,425
Restructuring	(102)	188	345	872
Loss on sale of business	—	—	—	79
Strategic initiative	133	1,566	608	1,566
Acquisition and integration	245	1,286	7,474	1,370
Non-GAAP operating income	$106,794	$89,226	$280,303	$251,721

NON-GAAP NET INCOME & DILUTED EPS
GAAP net income attributable to Itron, Inc.	$71,369	$65,613	$178,100	$199,427
Amortization of intangible assets	11,030	4,403	32,745	13,425
Amortization of debt placement fees	1,956	1,777	5,711	5,271
Restructuring	(102)	188	345	872
Loss on sale of business	—	—	—	79
Strategic initiative	133	1,566	608	1,566
Gain on sale of equity method investment	—	—	(3,249)	—
Acquisition and integration	245	1,286	7,474	1,370
Income tax effect of non-GAAP adjustments	1,702	(3,021)	3,018	(4,974)
Non-GAAP net income attributable to Itron, Inc.	$86,333	$71,812	$224,752	$217,036

Non-GAAP diluted EPS	$1.94	$1.54	$5.01	$4.68

GAAP weighted average common shares outstanding - Diluted	44,411	46,660	44,827	46,405
Effect of call option transaction - 2021 Notes	—	(34)	—	(11)
Non-GAAP weighted average common shares outstanding - Diluted	44,411	46,626	44,827	46,394

(1)   Excludes amortization of core-developed technology intangible assets.

ITRON, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(Unaudited, in thousands)
TOTAL COMPANY RECONCILIATIONS	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
ADJUSTED EBITDA
GAAP net income attributable to Itron, Inc.	$71,369	$65,613	$178,100	$199,427
Interest income	(7,194)	(13,569)	(19,107)	(37,582)
Interest expense	5,863	5,647	17,440	16,888
Income tax provision	25,750	24,478	66,092	56,137
Depreciation and amortization	18,440	12,039	55,602	36,221
Restructuring	(102)	188	345	872
Loss on sale of business	—	—	—	79
Strategic initiative	133	1,566	608	1,566
Acquisition and integration	245	1,286	7,474	1,370
Gain on sale of equity method investment	—	—	(3,249)	—
Adjusted EBITDA	$114,504	$97,248	$303,305	$274,978

FREE CASH FLOW
Net cash provided by operating activities	$101,953	$117,829	$275,545	$286,631
Acquisitions of property, plant, and equipment	(6,408)	(4,421)	(19,540)	(15,077)
Free Cash Flow	$95,545	$113,408	$256,005	$271,554

The tables below reconcile the non-GAAP financial measure of adjusted gross profit with the most directly comparable GAAP financial measure.

TOTAL COMPANY RECONCILIATIONS	Three months ended September 30, 2026
(Unaudited, in thousands)	Device Solutions	Networked Solutions	Outcomes	Resiliency Solutions	Segments Subtotal
Total revenues	$101,520	$389,502	$92,241	$16,070	$599,333
Total cost of revenues	65,620	226,817	55,964	6,062	354,463
Gross profit	35,900	162,685	36,277	10,008	244,870
Gross margin	35.4%	41.8%	39.3%	62.3%	40.9%
Amortization of core-developed technology intangible assets	$—	$—	$625	$1,945	$2,570
Adjusted gross profit	35,900	162,685	36,902	11,953	247,440
Adjusted gross margin	35.4%	41.8%	40.0%	74.4%	41.3%

	Three Months Ended September 30, 2025
(Unaudited, in thousands)	Device Solutions	Networked Solutions	Outcomes	Segments Subtotal
Total revenues	$103,622	$393,702	$84,301	$581,625
Total cost of revenues	71,615	238,941	51,524	362,080
Gross profit	32,007	154,761	32,777	219,545
Gross margin	30.9%	39.3%	38.9%	37.7%
Amortization of core-developed technology intangible assets	$—	$—	$—	$—
Adjusted gross profit	32,007	154,761	32,777	219,545
Adjusted gross margin	30.9%	39.3%	38.9%	37.7%

TOTAL COMPANY RECONCILIATIONS	Nine months ended September 30, 2026
(Unaudited, in thousands)	Device Solutions	Networked Solutions	Outcomes	Resiliency Solutions	Segments Subtotal
Total revenues	$337,342	$1,079,403	$284,550	$47,922	$1,749,217
Total cost of revenues	218,664	628,491	172,119	18,114	1,037,388
Gross profit	118,678	450,912	112,431	29,808	711,829
Gross margin	35.2%	41.8%	39.5%	62.2%	40.7%
Amortization of core-developed technology intangible assets	$—	$—	$1,875	$5,760	$7,635
Adjusted gross profit	118,678	450,912	114,306	35,568	719,464
Adjusted gross margin	35.2%	41.8%	40.2%	74.2%	41.1%

	Nine Months Ended September 30, 2025
(Unaudited, in thousands)	Device Solutions	Networked Solutions	Outcomes	Segments Subtotal
Total revenues	$342,253	$1,205,368	$247,916	$1,795,537
Total cost of revenues	238,902	744,650	151,603	1,135,155
Gross profit	103,351	460,718	96,313	660,382
Gross margin	30.2%	38.2%	38.8%	36.8%
Amortization of core-developed technology intangible assets	$—	$—	$—	$—
Adjusted gross profit	103,351	460,718	96,313	660,382
Adjusted gross margin	30.2%	38.2%	38.8%	36.8%